UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, the Company announced the retirement of its Chief Financial Officer, Mr. Craig Ramsey, effective February 28, 2020, and the appointment of Mr. Sean Goodman as the Company’s Executive Vice President - Finance. Mr. Goodman will serve as the Company’s Executive Vice President - Finance beginning December 2, 2019 and will transition to the position of the Company’s Chief Financial Officer on the effective date of Mr. Ramsey’s retirement. Mr. Ramsey will continue to serve as the Company’s Chief Financial Officer until the effective date of his retirement.

Mr. Goodman, age 54, has served since July 2017 as the Senior Vice President and Chief Financial Officer of Asbury Automotive Group, Inc. (“ABG”), a publicly-traded company (NYSE: ABG) and one of the largest automotive retailers in the United States. Prior to joining ABG, Mr. Goodman served as the Vice President, Chief Financial Officer and Chief Accounting Officer from January of 2016 to June of 2017 of Unifi, Inc., a publicly-traded company (NYSE: UFI) focused on the manufacture and sale of recycled and synthetic products. Mr. Goodman also served as Senior Vice President & Chief Financial Officer of the Americas region of Landis+Gyr, Inc. (SWISS: LAND), a subsidiary of Toshiba Corporation, from April of 2011 to January of 2016. Prior to that, Mr. Goodman served in various roles from February of 2006 to April of 2011 at The Home Depot, Inc. (NYSE: HD) (“Home Depot”). Mr. Goodman’s various roles included Director of Strategic Business Development and Director of Finance where he was responsible for financial leadership and Financial Planning and Analysis for Home Depot. Mr. Goodman began his career holding various positions in capital markets, accounting, treasury, finance and strategy with Morgan Stanley, Inc. (NYSE: MS) and Deloitte & Touche LLP. Mr. Goodman is a certified public accountant and has a Bachelor of Business Science from the University of Cape Town in South Africa and an M.B.A. from Harvard Business School.

The terms of Mr. Goodman’s employment, including the details of his cash and equity compensation, will be approved by the Company’s Board of Directors and the Compensation Committee of the Board at their quarterly meetings as part of an employment agreement to be entered into with Mr. Goodman.  The Company will amend this Form 8-K with the details of the employment agreement at that time.

Mr. Goodman has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Goodman has a direct or indirect material interest that would require disclosure under Rule 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1	Chief Financial Officer press release dated October 11, 2019
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: October 11, 2019	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

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